EXHIBIT 99.1

[LOGO OF THE FIRST AMERICAN CORPORATION]	[LOGO OF FIRST ADVANTAGE CORPORATION]

NEWS FOR IMMEDIATE RELEASE

First American Contact:	First Advantage Contacts:
David Schulz	Renee Svec	Cindy Williams
Corporate Communications	Director of Communications	Investor Relations Manager
714.800.3298	727.214.3411, ext. 212	727.214.3411, ext. 260
dschulz@firstam.com	rsvec@fadv.com	clwilliams@fadv.com

FIRST ADVANTAGE CORPORATION SIGNS DEFINITIVE AGREEMENT

TO PURCHASE FIRST AMERICAN’S CREDIT INFORMATION GROUP

ST. PETERSBURG, Fla., May 25, 2005—First Advantage Corporation (NASDAQ: FADV) and The First American Corporation (NYSE: FAF) today jointly announced the execution of a definitive agreement whereby First Advantage, a risk mitigation and business solutions provider, will acquire the Credit Information Group (CIG) of The First American Corporation, the nation’s largest data provider and First Advantage’s largest shareholder, in an all-stock transaction. First American and First Advantage originally announced the letter of intent for the transaction on March 22, 2005. The definitive agreements have been approved by the board of directors of each of First American and First Advantage, including by a committee of the independent directors of First Advantage. Morgan Stanley & Co., Incorporated served as the financial advisor to the committee of independent directors of First Advantage and delivered a fairness opinion to the independent committee. Lehman Brothers, Inc. served as the financial advisor to First American and delivered a fairness opinion to its board of directors.

Parker S. Kennedy, chairman and chief executive officer of The First American Corporation and chairman of First Advantage Corporation said: “We are firmly committed to maximizing value for shareholders of both First American and First Advantage. Between our two companies, nearly all forms of business information are available. First American will concentrate on real estate information and First Advantage will cover the other forms of business information. This is a great move for both companies as credit information is a natural fit with the other background screening services offered by First Advantage. First American customers will continue to benefit from a close partnership between our companies, and First Advantage will gain scale and product strength to continue its dynamic growth.

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First Advantage Signs Agreement To Purchase First American’s Credit Information Group

“In addition to creating a more powerful business, this combination will highlight and crystallize the value of our credit segment by combining it with other operations where there are natural synergies and the opportunity for a higher valuation. After the transaction is completed, First Advantage will have in excess of a $1 billion market cap based on today’s First Advantage share value. We are confident that as the markets come to understand the true value of the pieces of our companies, the share values of FAF and FADV will continue to climb. The combination of our credit segment and First Advantage is a big step in this direction.”

Under the terms of the agreement, The First American Corporation and its First American Real Estate Solutions (FARES) joint venture will contribute their mortgage, automotive, consumer and sub-prime credit businesses to First Advantage in exchange for 27,804,878 shares of First Advantage Class B common stock, valued at $570 million, based upon the agreed upon stock price of $20.50 per share. First Advantage will also issue 975,610 Class B shares to First American in a $20 million debt-to-equity conversion. An additional 1,268,292 shares of First Advantage Class B common stock (valued at $26 million) may be issued to First American in connection with a prospective CIG acquisition.

Expected to close in the third quarter of 2005, the transaction is subject to majority approval by First Advantage’s disinterested Class A shareholders and other customary closing conditions. When completed, First Advantage’s acquisition of CIG will increase First American’s ownership interest in First Advantage from its current position of 67 percent to approximately 80 percent.

First American’s Credit Information Group reported pre-tax operating earnings of $18.9 million for the three months ended March 31, 2005. Based on these results and continued strength during the second quarter, First Advantage now estimates that on an annualized pro-forma basis, the transaction will be accretive to its 2005 earnings by 15 to 20 cents per share before one-time acquisition related expenses. First Advantage estimates acquisition costs in connection with the CIG transaction in the quarter ended June 30, 2005, of approximately $3 million. Separately, First Advantage has accelerated the consolidation of its existing facilities into its new corporate headquarters in St Petersburg, Fla., and has closed an office in Milwaukee. This will result in an estimated liability for existing lease obligations, net of estimated sublease rentals, of approximately $2 million. The acquisition costs and the liability for the existing leases will be reflected in First Advantage’s results of operations for the quarter ended June 30, 2005.

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First Advantage Signs Agreement To Purchase First American’s Credit Information Group

Additional Information

In connection with the proposed transaction, First Advantage will file a proxy statement with the Securities and Exchange Commission (SEC). Security holders of First Advantage and other investors are urged to read the proxy statement (including any amendments or supplements to the proxy statement) regarding the proposed transaction when they become available because they will contain important information about First Advantage and the proposed transaction. Security holders and investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Advantage, without charge, at the SEC’s Internet site at http://www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference can also be obtained, without charge, by directing a request to First Advantage Corporation at One Progress Plaza, Suite 2400, St. Petersburg, FL 33701, Attn: Ken Chin, or at kchin@fadv.com. In addition, investors and security holders may access copies of the documents filed with the SEC by First Advantage at www.fadv.com.

Participants in Solicitation

First Advantage, First American and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of this transaction. The interests of their respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the proxy statement filed with the SEC, which will be available free of charge as indicated above.

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class, single-source risk mitigation and business process solutions for enterprise clients and consumers. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, corporate tax consulting services, resident screening, motor vehicle records, transportation credit reporting, investigative services (including computer forensics, data recovery, electronic discovery and surveillance), supply chain security consulting and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has nearly 2,300 employees in offices throughout the United States and abroad. Further information about the company is available at www.fadv.com.

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First Advantage Signs Agreement To Purchase First American’s Credit Information Group

About The First American Corporation

The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889, is the nation’s largest data provider. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has 31,000 employees in approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Certain statements made in this press release, including those related to the market capitalization of First Advantage, the value of First Advantage and First American shares, accretion to First Advantage and the closing of the transaction are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among both companies’ significant customers and competitors; the companies’ continued abilities to identify and complete acquisitions and successfully integrate acquired businesses; the market price of First Advantage’s Class A common stock; First Advantage’s ability to successfully raise capital; increases in First Advantage’s expenses; unanticipated technological changes and requirements; First Advantage’s ability to identify suppliers of quality and cost-effective data, and other factors described in both companies’ Annual Reports on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. Neither First American nor First Advantage undertakes to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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